UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Qwest Communications International Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1339282
(State of incorporation or organization)	(IRS Employer Identification No.)

1801 California Street Denver, Colorado	80202
(Address of principal executive offices)	(zip code)

Qwest Services Corporation

(Exact name of registrant as specified in its charter)

Colorado	84-1339283
(State of incorporation or organization)	(IRS Employer Identification No.)

1801 California Street Denver, Colorado	80202
(Address of principal executive offices)	(zip code)

Qwest Capital Funding, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-1028672
(State of incorporation or organization)	(IRS Employer Identification No.)

1801 California Street Denver, Colorado	80202
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7½% Senior Notes due 2014—Series B	New York Stock Exchange
(and the guarantees thereof by Qwest Services
Corporation and Qwest Capital Funding, Inc.)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-130427

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrants’ Securities to be Registered

The information required by Item 202 of Regulation S-K is set forth in full under the caption “Description of the Notes” in the Registrants’ Registration Statement on Form S-4 (Registration No. 333-130427), filed with the Securities and Exchange Commission on December 19, 2005, and is incorporated herein by reference.

Item 2.    Exhibits

List below all exhibits filed as a part of the registration statement:

Exhibit No.	Description

(4.1)

Indenture, dated as of February 5, 2004, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and J.P. Morgan Trust Company (incorporated by reference to Exhibit 4.17 to Qwest Communications International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-15577).

(4.2)

First Supplemental Indenture, dated June 17, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and U.S. Bank National Association (including the form of note and the form of guarantee) (incorporated by reference to Exhibit 4.1 to Qwest Communications International Inc.’s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).

(4.3)

Second Supplemental Indenture, dated June 23, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and U.S. Bank National Association (including the form of note and the form of guarantee) (incorporated by reference to Exhibit 4.3 to Qwest Communications International Inc.’s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).

(4.4)

Specimen of Certificate Representing Qwest Communications International Inc.’s Common Stock (incorporated by reference to Exhibit 4.13 to the Registration Statement of Qwest Communications International Inc., Qwest Services Corporation, and Qwest Capital Funding, Inc. on Form S-3 filed August 3, 2005, File No. 333-127160).

(4.5)

Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Annex H to the Registration Statement of Qwest Communications International Inc. on Form S-4/A filed September 17, 1999, File No. 333-81149).

(4.6)

Certificate of Amendment of Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Exhibit 3.2 to Qwest Communications International Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).

(4.7)

Amended and Restated Bylaws of Qwest Communications International Inc., adopted as of July 1, 2002 and amended as of May 25, 2004 (incorporated by reference to Exhibit 3.3 to Qwest Communications International Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).

(4.8)

Amended and Restated Articles of Incorporation of Qwest Services Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement of Qwest Services Corporation, Qwest Communication International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(4.9)

Amended and Restated Bylaws of Qwest Services Corporation, effective as of February 13, 2003 (incorporated by reference to Exhibit 3.2 to the Registration Statement of Qwest Services Corporation, Qwest Communication International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(4.10)

Amended and Restated Articles of Incorporation of Qwest Capital Funding, Inc. (incorporated by reference to Exhibit 3.5 to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(4.11)

Amended and Restated Bylaws of Qwest Capital Funding, Inc. (incorporated by reference to Exhibit 3.6 to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(      ) Previously filed.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

Dated: February 8, 2006	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Assistant Secretary

QWEST SERVICES CORPORATION

Dated: February 8, 2006	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Secretary

QWEST CAPITAL FUNDING, INC.

Dated: February 8, 2006	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

(4.1)

Indenture, dated as of February 5, 2004, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and J.P. Morgan Trust Company (incorporated by reference to Exhibit 4.17 to Qwest Communications International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 001-15577).

(4.2)

First Supplemental Indenture, dated June 17, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and U.S. Bank National Association (including the form of note and the form of guarantee) (incorporated by reference to Exhibit 4.1 to Qwest Communications International Inc.’s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).

(4.3)

Second Supplemental Indenture, dated June 23, 2005, among Qwest Communications International Inc., Qwest Services Corporation, Qwest Capital Funding, Inc. and U.S. Bank National Association (including the form of note and the form of guarantee) (incorporated by reference to Exhibit 4.3 to Qwest Communications International Inc.’s Current Report on Form 8-K filed on June 23, 2005, File No. 001-15577).

(4.4)

Specimen of Certificate Representing Qwest Communications International Inc.’s Common Stock (incorporated by reference to Exhibit 4.13 to the Registration Statement of Qwest Communications International Inc., Qwest Services Corporation, and Qwest Capital Funding, Inc. on Form S-3 filed August 3, 2005, File No. 333-127160).

(4.5)

Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Annex H to the Registration Statement of Qwest Communications International Inc. on Form S-4/A filed September 17, 1999, File No. 333-81149).

(4.6)

Certificate of Amendment of Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Exhibit 3.2 to Qwest Communications International Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).

(4.7)

Amended and Restated Bylaws of Qwest Communications International Inc., adopted as of July 1, 2002 and amended as of May 25, 2004 (incorporated by reference to Exhibit 3.3 to Qwest Communications International Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).

(4.8)

Amended and Restated Articles of Incorporation of Qwest Services Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement of Qwest Services Corporation, Qwest Communication International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(4.9)

Amended and Restated Bylaws of Qwest Services Corporation, effective as of February 13, 2003 (incorporated by reference to Exhibit 3.2 to the Registration Statement of Qwest Services Corporation, Qwest Communication International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(4.10)

Amended and Restated Articles of Incorporation of Qwest Capital Funding, Inc. (incorporated by reference to Exhibit 3.5 to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(4.11)

Amended and Restated Bylaws of Qwest Capital Funding, Inc. (incorporated by reference to Exhibit 3.6 to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115).

(      ) Previously filed.